CONTRACT TO PROVIDE CONTENT SERVICES MADE BETWEEN TNL PCS S.A.; 14 BRASIL TELECOM CELULAR S.A., AND PROVIDER ESOTV BRASIL PROMOÇÃO PUBLICIDADE LICENCIAMENTO E COMÉRCIO LTDA.

By this instrument and in the best form of law, on one side,

ESOTV BRASIL PROMOÇÃO PUBLICIDADE LICENCIAMENTO E COMÉRCIO LTDA., a company with registered offices at Rua Professor Edgard de Moraes, nº 534 – Santana de Parnaiba – SP – CEP 06502-165, with taxpayer’s number 10.563.796/0001-44, represented herein by its legal representative, hereinafter named CLIENT or PROVIDER.

and, on the other side,

TNL PCS S.A., with offices at Rua Jangadeiros, 48, Ipanema, Rio de Janeiro/RJ, with taxpayer’s number 04.164.616/0001-59 and City Registration number 02.920.034, represented herein by its legal representative, hereinafter named Oi or CARRIER; and

14 BRASIL TELECOM CELULAR S.A., a company with its main offices in the city of Brasilia, Distrito Federal, at SIA/Sul, Area de Servicos Publicos, Conjunto D, Bloco B, Setor Industrial, with taxpayer’s number 05.423.963/0001-11, represented herein as provided for in its bylaws, hereinafter named BRT or CARRIER.

Oi and BRT, jointly named “CARRIERS” and, when in conjunction with the PROVIDER, named PARTIES;

WHEREAS Oi and BRT MOVEL are companies that hold a license to explore Personal Mobile Service-PMS (Serviço Pessoal Movel-SMP), in a private setting;

WHEREAS PROVIDER is holder of voice content related to a voice portal;

WHEREAS it is of interest of the PARTIES to make available an interactive channel to allow access to the voice content aforementioned in the preceding item.

The Parties decide to execute, in mutual agreement, this Contract to Provide Content Services, according to the following clauses and conditions:

CLAUSE ONE – DEFINITIONS

1.1 For purposes of this contract, the following definitions apply:

(a)	VOICE PORTAL: A channel for communication, relationships, and interactivity accessible by calling a certain access code made available by the CARRIERS.
(b)	VOICE CONTENT: Audio recordings related to the voice portal produced by the PROVIDER and licensed by the latter to the CARRIERS to be available in the VOICE PORTAL.

(c)	USERS: Clients of PMS and/or STFC providers who opt to access the VOICE CONTENT, available in the VOICE PORTAL, by calling the access code made available by the CARRIERS.
(d)	TRAFFIC VC-1 / VC-2 / VC-3 ON NET: All traffic originated in the Personal Mobile Service of Carrier Oi and intended for Personal Mobile Service of Carrier Oi, and, in addition, all traffic originated from Personal Mobile Service of Carrier BRT and intended for the Personal Mobile Service of Carrier BRT.
(e)	TRAFFIC VC-1 OFF NET: All local traffic originated in the Commuted Conventional Telephony Service (STFC) or the Personal Mobile Service (PMS) excluding carriers from the Oi and BRT Personal Mobile Service intended for the mobile accesses of the carriers’ voice portal.
(f)	TRAFFIC VC-2/VC-3 OFF NET: All long distance traffic originated in the Commuted Conventional Telephony Service (STFC) or the Personal Mobile Service (PMS) excluding carriers of Personal Mobile Service Oi and BRT intended for the mobile access to the carriers’ voice portal.

CLAUSE TWO – PURPOSE

2.1. The Contract herein has the purpose of providing services, with exclusivity in the supply of specific VOICE CONTENT by the PROVIDER to the CARRIERS, under the conditions and by the means of transmission specified in ADDENDUM I, so that the CARRIERS can distribute, transmit, and commercialize the respective VOICE CONTENT to USERS, via the VOICE PORTAL, by calling an access code.

2.1.1. PROVIDER as the holder of VOICE CONTENT hereby authorizes CARRIERS to present aforementioned VOICE CONTENT, in the VOICE PORTAL, allowing the access of any USER.

2.1.2. It is agreed and accepted by Parties that the access code aforementioned belong to the CARRIERS, the PROVIDER not having any right of use to such any access code, after the term of the contract herein has elapsed.

2.2. Calls considered invalid shall be excluded in accordance with the rules of the regulating agency, which shall be presented to the PROVIDER and justified.

2.3. The access to the VOICE PORTAL by clients of PMS providers that are in roaming (that is, using their device outside their service area) or outside the area where personal mobile services (PMS) services are provided by the CARRIERS, are subject to the terms of roaming agreements to be executed between providers of GSM (Global System Mobile). Thus, it is herein noted that client may not gain access to the VOICE PORTAL. CARRIERS shall inform clients of such limitations under such conditions.

2.3.1. The eventual impossibility of access to the VOICE PORTAL by clients mentioned in the Clause above, shall under no circumstance be considered a breach of contract on the part of the CARRIERS, which shall not be responsible for any occurance of such a fact, nor shall they be subject to penalties resulting hereof.

2.4. For all due legal purposes the Addenda indicated below are an integral part of the present Contract, which, when dully initialed by the Parties, are made an integral and inseparable part thereof, as though they had been transcribed hereto:

(i)	Addendum I – Voice Portal Content Service; and
(ii)	Addendum II – Service Level Agreement (SLA).

2.4.1. PROVIDER hereby acknowledges and agrees with the participation of the INTEGRATOR in fulfilling the purpose hereof, according to the Clauses and provisions set forth in Addenda I and II, being such provisions to be reflected in the Contract with the INTEGRATOR.

CLAUSE THREE – TERM

3.1. The term of this instrument is 36 (thirty six) months from the date of its execution, however, it may be extended for equal periods of time by the execution of a corresponding Addendum, to be executed by the legal representatives of the Parties, 30 (thirty) days prior to the expiration of its term.

CLAUSE FOUR – OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES

4.1. Obligations of PROVIDER:

4.1.1. Provide CARRIERS with the VOICE CONTENT under the conditions set forth in ADDENDUM I, respecting topics, content, format, and timeframe.

4.1.2. Inform the public the access code to the VOICE PORTAL, making known the cost of the call, type of call and possibility of free choice of the Carrier Selection Code (CSC) by the USER.

4.1.3. Employ only professionals fully qualified for the execution of the activities that are part of its responsibility under the terms herein.

4.1.3. Be responsible for the accuracy, validity, and verification of the VOICE CONTENT that it produces or that is produced by other parties, including, but not limited to copyright, rights to image or industrial property.

4.1.6. Notify CARRIERS, in advance, as to any preventive or planned changes in the manner of transmission and/or the time schedule of any updating of information.

4.1.7. Commit to give exclusivity to the CARRIERS as to the VOICE CONTENT object hereof, for the term of the Contract.

4.1.8. Employ all means necessary to insure that no sale or transmission of VOICE CONTENT specified in the VOICE PORTAL occurs by other telecom service providers, respecting the compromise of exclusivity with the CARRIERS.

4.1.9. Notify CARRIERS, in advance, as to any preventive or planned changes in the manner of transmissions and /or the time schedule of any updating of information.

4.1.10. It is precluded the right to assign any credit resulting hereof, as well as any clearing, assigning, or endorsing of each and every instrument of credit issued which may contain necessarily the Clause “not to the order of”, which exclude their aspect of circulation, the CARRIERS being exempt from each and every payment or obligation to other parties, for any instrument placed in collection, clearing, collateral or other modality of circulation or guarantee, including those related to the rights emerging hereof, and in no instance shall the CARRIERS accept such instruments, which shall be promptly returned to the individual or company that have presented them. Under no circumstance, the CARRIERS shall be responsible for bank expenses/fees or any others not expressly provided herein. Without prejudice to other penalties set forth herein, the breach of this Clause shall result in the application of a compensatory penalty equal to 100% (one hundred percent) of the value of instrument cleared or endorsed.

4.1.11 Be responsible for obtaining and paying the authorizations related to Ecad (Copyright Monitoring Agency) and/or any similar agencies, and present the CARRIERS at the end of the term the respective receipts for payments.

4.1.12. Inform USERS that the information transmitted shall have their purpose limited to private and non-commercial use by the USERS.

4.1.13. Inform client of PMS providers the possibility of restricted access to the VOICE PORTAL when in roaming (that is, using their device outside their service area) or outside the area where the personal mobile services (PMS) services are provided by the CARRIERS.

4.1.14. Be responsible for the accuracy, validity, and verification of the information and content supplied by other parties, being agreed and accepted between the parties hereto that any event of disagreement or dispute resulting from this information or content shall be of sole and exclusive responsibility of the PROVIDER.

4.1.15. Make its best efforts to advertise the VOICE PORTAL.

4.2 Obligations of CARRIERS:

4.2.1. Make available to PROVIDER the system capacity necessary to allow access to the VOICE PORTAL by USERS.

4.2.2. Inform PROVIDER, with a minimum advance time of 7 (seven) days, any scheduled interruption, technological updating or change that may affect the VOICE PORTAL.

4.2.3. Make the payments due as provided for in Clause Five herein.

4.2.4 Appoint the platform INTEGRATOR responsible for answering the calls and for complying with the conditions set forth in the addenda: ADDENDUM I – VOICE PORTAL CONTENT SERVICE and ADDENDUM II – SERVICE LEVEL AGREEMENTS (SLA).

CLAUSE FIVE – PRICE AND PAYMENT CONDITIONS

5.1. CARRIERS guarantee the payment of the total amounts of traffic per minute to PROVIDERS for the services herein contracted for, as per schedule below:

Minutes per Month	Total Amounts per Minute
	VC-1 / VC-2 / VC-3	VC-1	VC-2 / VC-3 Off Net
Up to 1 million minutes per month	R$ 0.115	R$ 0.22	R$ 0.30
From 1 million to 2 million minutes per month	R$ 0.115	R$ 0.25	R$ 0.33
Above 2 million minutes per month	R$ 0.115	R$ 0.25	R$ 0.35

5.1.1 For the purposes of provision in item 5.1. above, only billable calls shall be taken into account considering the minimum time of 4 (four) seconds for any valid calls.

5.1.2 The amount of R$ 0.03 shall be deducted from the INTEGRATOR’s remuneration as provided for in item 5.1 for the traffic intended for the CARRIERS.

5.1.3 For the purposes of provision in item 5.1. above, exclusively for traffic VC-1 / VC-2 / VC-3 ON NET intended for CARRIERS’ Access Codes, only calls collected by CARRIERS shall taken into account.

5.2 Oi and BRT shall remit to PROVIDER a detailed report by type of call by USERS, containing the amounts collected and the total amount due to PROVIDER, up to the 20th business day subsequent the services provided, such information being strictly confidential.

5.3 The amount due shall be paid based on the report to be remitted by Oi and by BRT to PROVIDER.

5.3.1. In the event that the values presented in the consolidated report of each CARRIER are inconsistent, either higher or lower, from those amounts presented in the INTEGRATOR’s report from the Platform, the issuing of tax receipts (notas fiscais) shall be made based on the values contained on each CARRIER’s (Oi and BRT) report.

5.3.2 In the event the difference found in the reports issued by the Parties is higher than 10% (ten per cent), the Parties shall conciliate the results of their review and define the solution for the dispute and the actions for reduction or elimination of the causes for dispute.

5.3.4. The eventual differences that may exist shall be compensated in the subsequent month’s report by the causing Party.

5.4. Payments shall be made up to 15 (fifteen) days from the date the tax receipts/invoices are received by Oi and BRT`s DRC (Documents Receiving Center) together with the billing documents, in two copies, delivered up to the 18th day of each month. Payments shall be subject to the satisfaction of the main and accessory obligations resulting and/or stemming hereof.

5.5 If the due date of any Tax Receipt/Invoice does not fall on a business day, it shall automatically be extended to the following business day.

5.6 In the event the respective Tax Receipts/Invoices are not presented to Oi or BRT with the advance time set forth in item 5.4 above, the due date shall be extended by the number of days that correspond to the days of delay, without any onus to the CARRIERS.

5.7 If a delay in the payments due by the CARRIERS occurs, the amounts due shall be adjusted based on the variation of the CDI (Interbank Deposit Certificate), calculated pro rata die from the date due to the date the actual payment is made, as late fees and compensation for eventual financial charges incurred by the other party.

5.8 Each Party shall be responsible for paying taxes and contributions that apply to their respective operations, and under which obligation it is under pursuant to Brazilian tax laws.

5.9. If, during the term of the Contract, new taxes, fees, contributions, or assessments, or social or labor charges are created, extinguishing those now applicable or modifying their calculation basis or rates, or if the tax authorities give a new interpretation as to their applicability and, provided they have a direct effect on the prices contracted for hereby, such prices shall be revised, higher or lower, so that they reflect such changes, compensating any differences resulting from such modifications.

CLAUSE SIX – TERMINATION AND RESCISSION

6.1. This Contract may be terminated at any time by any of the Parties without the right to any compensation or indemnity, by written notice, from one party to the other, with a minimum advance time of 30 (thirty) days, from the date one wishes to terminate the agreement.

6.2. This Contract may be rescinded in its full rights, at any time and irrespective of Notification or Court Order, by any of the parties, in the following instances:

(a) The failure to comply or the breach of any of the Clauses, conditions and/or Addenda hereto, or yet, of any legal provision to which the Parties are subject to, except in the cases of acts of God or force majeure, notwithstanding the observance of provision in Clause 6.3 above;

(b) Bankruptcy, reorganization, dissolution or judicial or extrajudicial liquidation of any of the parties, requested or legally approved, or, any changes within the company that hinders its ability to faithfully execute the obligations assumed hereby;

(c) If the CARRIERS lose their License, granted by the competent agency to provide Personal Mobile Services, as provided for in the regulations in force;

(d) If the CARRIERS suspend their operations for period higher than 30 (thirty) days;

(e) Delay or interruption in the execution of the activities provided for herein by the CARRIERS, due to exclusive fault of PROVIDER, without any justification accepted by the CARRIERS;

(f) Technical inability, negligence, improper handling or lack of prudence on the part of the PROVIDER, as well as bad faith by any of the parties hereto;

(g) Actions on the part of the PROVIDER, provided they are related to the object hereof that result in a business discredit of the CARRIERS;

(h) Other eventualities provided for herein.

6.3. The breach of any of the clauses or conditions set forth herein, may result in its immediate termination, by a simple written notice from the party not-at-fault to the breaching party, which shall have the time of 10 (ten) days, after notification is received, to cure the default. After the time limit has elapsed and the default has not been resolved, the contract shall be considered terminated in its full rights, with the breaching party being liable for losses and damages resulting from such a breach, as may be determined by legal process, damages being limited to the value of this Contract, calculated as provided for in clause 6.3.1 above. After the problem has been resolved, the parties may not have any interest in resuming the present contract, in light of the gravity of the breach committed, allowing them to terminate this instrument, without onus.

6.4. Nonetheless, CARRIERS shall have the right to terminate immediately the present contract if the PROVIDER fails to supply VOICE CONTENT as described in ADDENDUM I, during a period of 3 (three) consecutive days, without prejudice to the application of penalties and other charges that may be due by the PROVIDER.

6.5. In the event of termination, the terms hereby agreed to shall no longer produce any legal effects, except as to civil liability, and intellectual property, as well as the obligations of secrecy and confidentiality assumed among the parties.

CLAUSE SEVEN – SECRECY AND CONFIDENTIALITY

7.1. The Parties shall maintain the most absolute secrecy as to any of their data, information, material, systems, techniques, strategies, operating methods, details, innovations, business secrets, trademarks, creations, technical and commercial specifications, among others, hereinafter named “CONFIDENTIAL INFORMATION”, to which any of the Parties or any of its officers, professionals and/or agents have access to, knowledge of or to which it has been trusted for reason of the signing and execution this Contract, and the parties shall additionally not disclose, reproduce, utilize or give knowledge, under any circumstances, to third parties, as well as not allow none of its officers, professionals and/or agents to make undue use of such “CONFIDENTIAL INFORMATION”.

7.2. The obligations of secrecy and confidentiality provided for in the Clause above obligates the parties during the term of the contract and shall continue to be in force in the event of its termination, irrespective of the reason for it to occur and of its breach by the Parties, without express consent and in writing from the other Party, shall allow the immediate termination of this Contract with the applicable penalties and without prejudice as to the liability for proven losses and damages caused the harmed Party and/or others, and criminal responsibility to which its managers shall answer to for reason of such a breach of secrecy.

7.3. The parties shall obtain prior and express consent from the other party for the eventual disclosure of any reports, illustrations, interviews, or details related to the object hereof, as well as promptly notify in writing the Party revealed, before any disclosure due to the law or a court order. Or still, in the event that it has occurred an authorized disclosure of such confidential information.

CLAUSE EIGHT – BRAND NAMES AND DISCLOSURES

8.1. PROVIDER is hereby explicitly precluded from using the terms herein, whether it be by disclosure or made public, without prior and express consent from the CARRIERS, with the breach of this clause allowing termination, in its full rights, in addition to PROVIDER being liable for any direct losses and damages eventually occurred and duly proven.

8.2. In the event that PROVIDER comes to produce any advertising material related to the VOICE PORTAL, it shall always submit to prior and written approval by the CARRIERS, even in instances where they do not contain more than a simple mention/indication of the service.

CLAUSE NINE – RIGHTS TO CONTENTS

9.1. The Parties declare, for all legal purposes, to be legitimate holders of the names and/or brands – including commercial names – used for purposes of complying with the present instrument, any use without prior and express consent from the other Party not being allowed.

9.2. In the event of any demand, in court or out of court, from other parties having as object the undue use of names and/or brands – including commercial names - used for purposes of the present instrument, the Party that states to be its legitimate holder, obligates itself to maintain the other Party free and clear from each and every responsibility or obligation, including as to the payment of damages or compensation for any reason, assuming all costs and expenses thereof, directly or indirectly.

9.3. Each Party shall be liable for any breach that it permits as to the right to materials, equipment, software, or execution process, protected by brands and patents, being directly liable for any damages, fees or commissions that are due, as well as for any claims resulting from its undue use.

9.4. Any studies, projects, reports and other documents produced by the CARRIERS and in any way related to the object hereto, shall belong to the CARRIERS, which may use them, without any restriction or additional cost, including in similar ventures of the CARRIERS themselves, their subsidiaries and affiliated companies.

9.5. PROVIDER is exclusively responsible for the accuracy, validity and verification of the VOICE CONTENT it or other parties may produce, including, but not limited to copyright, rights images and industrial property, being agreed and arranged between the parties that any eventual disputes or claims resulting from the aforementioned VOICE CONTENT shall be of sole and exclusive responsibility of the PROVIDER, being the PROVIDER responsible to reimburse CARRIERS for any amount that the latter may be compelled to pay, in or out of court, as a result of the aforementioned claims/complaints, the amount of damages being limited to the total amount of the present Contract.

CLAUSE TEN - GENERAL PROVISIONS

10.1. The eventual inclusion of other Clauses, exclusions or amendments to those already existing, shall be set forth in an ADDENDUM duly signed by the parties, which shall be an integral and inseparable part hereto.

10.2. None of the conditions herein shall be interpreted as a means to constitute a company, joint venture, partnership or business representation between the Parties or, additionally, labor relation between the employees, agents, temporary workers and/or subcontractors of the PROVIDER and the CARRIERS, being each one solely, integrally and exclusively responsible for their acts and obligations.

10.3. The Parties shall make use of skilled professionals within the scope of their respective activities, having exclusive responsibility for complying with the laws, in special but not limited to social security, social and labor laws, as to their employees, agents, temporary workers, and third parties.

10.4. The Party that disregards the provisions above shall be solely responsible for each and every labor dispute and/or social security claim proposed against the Party not-at-fault, as well as for their results, reimbursing the Party not-at-fault for any amount that it may be compelled to pay, in or out of court. Due to its object and nature, the present Contract does not generate to the CARRIERS, any relation to professionals and agents of the PROVIDER, any relation of a social, labor and/or social security nature, the PROVIDER being exclusively responsible for each and every labor dispute and/or compensation that it may be eventually proposed, as well as for the results thereof, reimbursing the CARRIERS for any amount that they may be compelled to pay in or out of court. It is hereby established that one Party shall have no obligation for debt and/or obligations assumed by another Party, the latter or others not being allowed to use the present contract or any other action to claim compensation or reimbursement.

10.5. Any omission or tolerance by the parties in demanding the faithful fulfillment of the terms and conditions herein and of its addenda or in the exercise of prerogatives resulting hereof, shall not constitute a novation or waiver of rights, and shall not affect the right to demand them at any time.

10.6. The Parties declare that they have read and understood the present Contract and its Addenda and agree to be bound by their terms and conditions. The Parties additionally declare that the present instrument constitutes the totality of the understanding among them as to its purpose, incorporating all of the previous and current communications between the Parties. The present Contract shall not be amended, except by an addendum in writing signed by the Parties.

10.7. The parties agree to amend the present contract in order to comply with any new regulation issued by ANATEL, the telecommunications agency of Brazil, or any other legislation as it relates to the service hereby contracted for, whether in public and private law, to which compliance CARRIERS are subject to, and in the event that new legislation be issued that prohibits CARRIERS from providing the services hereby contracted for by the USERS.

10.8. During the term of this contract, the parties are liable for any direct or emerging damages that they may cause to other parties due to any action or omission resulting from the execution of the purpose of the present instrument, as well as for its disclosure, including but not limited to those resulting from any violation of rules that regulate telecommunications services, as well as the rights of USERS of the VOICE PORTAL and any other parties.

10.9. In the event of a claim, demand or other procedure, in or out of court, of any nature, related to the present contract, filed by another party or by professionals and/or agents of the PROVIDER, against the CARRIERS, their shareholders, employees, temporary workers, or assigns, the PROVIDER hereby shall pay all expenses related to the claim, including costs and attorneys fees, in addition to an award granted, so understood those relative to losses and damages, indemnity, attorneys fees, without prejudice to the obligation of the PROVIDER to compensate CARRIERS, their shareholders, employees, temporary workers or assigns for all expenses, of any nature, that they may eventually incur due to such a claim.

10.10. Any notification or requests, mandatory or allowed under the terms hereof shall be directed to the addressees named below and shall be answered in writing within 10 days from the date they are received.

If directed to Oi:

Name:	Luiz Henrique Coni de Castro Lima
Address:	Rua Humberto de Campos, 425, 6º andar.
Telephone:	(21) 3131 - 1116
Fax:	(21) 3131 - 1116
E-mail:	Luis.coni@oi.net.br

If directed to BRT:

Name:	Luiz Henrique Coni de Castro Lima
Address:	Rua Humberto de Campos, 425, 6º andar.
Telephone:	(21) 3131 - 1116
Fax:	(21) 3131 - 1116
E-mail:	luis.coni@oi.net.br

If directed to PROVIDER:

Name:	Arpad Csaba Buranyi
Address:	Rua Professor Edgard de Moraes, 534
Telephone:	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
Fax:	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
E-mail:	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

10.12. In the event that any Clause, term or provision herein is declared null or not applicable, such nullity or unenforceability shall not affect any other clauses, terms or provisions herein, which shall remain in full force and effect.

10.13. In all issues related to the contract, the parties shall act as independent contractors. None of the parties may declare that it has any authority to assume or create any obligation, expressly or implicitly, on behalf of the other party, nor to represent the other party as an agent, employee, representative or in any other function. It is hereby established that the parties have no responsibility for debt or obligations contracted for by the other party, the latter or third parties not being allowed to use this contract or any other reason to claim indemnity or compensation.

10.14. It is expressly and irrevocably established that any tolerance as to any delays or non-fulfillment of obligations by the other party, as well as the non-exercise by the parties of any rights guaranteed hereby or by law in general shall not imply novation of a contract or waiver of any of its rights, which the parties may exercise at any time.

10.15. The clauses hereunder that by their nature have a permanent character, especially, but not limited to those relative to civil liability, labor, tax and social security, as well as rights to intellectual property and confidentiality, among others, shall remain in effect irrespective of the termination of the present contract.

CLAUSE ELEVEN -JURISDICTION

11.1. The parties elect the central forum of the capital of the city of Rio de Janeiro, as competent to resolve all disputes resulting hereof.

In witness of thereof the parties signed the present contract, in two copies of the same content, in the presence of two witnesses that also signed below.

Rio de Janeiro, the 1st of October and 2010.

ESOTV BRASIL PROMOÇÃO PUBLICIDADE LICENCIAMENTO E COMÉRCIO LTDA.

Signed

Arpad Csaba Buranyl

TNL PCS S.A.

Signed Signed

Luis Henrique Coni de Castro Lima

Director of New Business

14 BRASIL TELECOM CELULAR SA

Signed Signed

Luis Henrique Coni de Castro Lima

Director of New Business

Witnesses:

Name: Carlos Eduardo de Barros Couto Name

Taxpayer’s number Taxpayer’s number

Management of Interactivity

ADDENDUM I – VOICE PORTAL CONTENT SERVICE

This ADDENDUM is an integral part of the Contract to PROVIDE CONTENT SERVICES signed between TNL PCS S.A.; 14 BRASIL TELECOM CELULAR S.A. and REDE UNIÃO RÁDIO E TELEVISÃO; hereinafter named “Contract”.

I – Purpose:

The provision of services, with exclusivity, to supply specific content by the PROVIDER to the CARRIERS, so that these can distribute, transmit and commercialize the respective content to users of voice content services, by way of its voice portal.

II - Definitions:

VOICE PORTAL: Channel for communication, relationships, and interactivity, accessible by means of a call to a determined access code made available by the CARRIERS.

VOICE PORTAL: audio recordings related to voice portal produced by the PROVIDER and licensed by the latter to the CARRIERS to be available in the VOICE PORTAL.

USERS: clients of providers of PMS and/or STFC that opt for having access the VOICE CONTENT, made available in the VOICE PORTAL, by making a call to the access code made available by the CARRIERS.

CARRIERS` SYSTEMS: a set of BRT and Oi systems that allow the transmission and integration of the VOICE PORTAL service.

INTEGRATOR: company that will manage the CARRIERS` SYSTEMS with the purpose of (i) allowing USERS to browse the VOICE CONTENT and the VOICE PORTAL, as well as (ii) giving support to USERS in the utilization of the VOICE PORTAL.

III - Specific obligations of the PARTIES:

Obligations of PROVIDER:

3.1 Provide the CARRIERS with VOICE CONTENT to be made available in the VOICE PORTAL.

Obligations of the INTEGRATOR:

3.2 It is not a purpose of the present Addendum collect calls (ACB) intended for the access code of the voice portal service, the INTEGRATOR having the obligation to block these calls, which are not billable.

3.3 The INTEGRATOR shall furnish a monthly report or for a different time period, as may be requested by the CARRIERS for the purpose of verification, follow-up and settling of accountants related to traffic and performance of the VOICE PORTAL by fulfilling the information listed below, up to the fifth day of the subsequent month.

3.3.1 Sample table:

Type of Call	Branch	Area Code	Traffic (excluding no-charge rules)
			Simple Tabulation (00:00h to		Multi Tabulation (06:01h to 11:59h)
Type of Call			Calls	Minutes	Chamadas	Minutes
Other Mobile Carriers	AC RO MT MS TO GO DF PR SC RS	68 69 65, 66 67 63 62, 64 61 41,42,43,44,45 46 47,48,49 51,53,54,55	1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
	Total not tabulated		10	10	10	10

Conventional Carriers (Local)	AC RO MT MS TO GO DF PR SC RS	68 69 65, 66 67 63 62, 64 61 41,42,43,44,45 46 47,48,49 51,53,54,55	1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
	Total		10	10	10	10

Mobile Carriers (LDN)	AC RO MT MS TO GO	68 69 65, 66 67 63 62, 64	1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
	Total		10	10	10	10

Type of Call	Branch	Area Code	Traffic (excluding no-charge rules)
			Simple Tabulation (00:00h to		Multi Tabulation (06:01h to 11:59h)
Type of Call			Calls	Minutes	Chamadas	Minutes
	DF PR SC RS	61 41,42,43,44,45 46 47,48,49 51,53,54,55	1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
	Total not tabulated		10	10	10	10

Conventional Carriers (LDN)	AC RO MT MS TO GO DF PR SC RS	68 69 65, 66 67 63 62, 64 61 41,42,43,44,45 46 47,48,49 51,53,54,55	1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
	Total		10	10	10	10

Mobile Intranet Prepaid and Postpaid	AC RO MT MS TO GO DF PR SC RS	68 69 65, 66 67 63 62, 64 61 41,42,43,44,45 46 47,48,49 51,53,54,55	1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
			1	1	1	1
	Total		10	10	10	10

Total by Branch	AC RO MT MS TO GO DF	68 69 65, 66 67 63 62, 64 61	5	5	5	5
			5	5	5	5
			5	5	5	5
			5	5	5	5
			5	5	5	5
			5	5	5	5
			5	5	5	5

Type of Call	Branch	Area Code	Traffic (excluding no-charge rules)
			Simple Tabulation (00:00h to		Multi Tabulation (06:01h to 11:59h)
Type of Call			Calls	Minutes	Chamadas	Minutes
Other Mobile Carriers	PR SC RS	41,42,43,44,45 46 47,48,49 51,53,54,55	5	5	5	5
			5	5	5	5
			5	5	5	5
			5	5	5	5
	Total not tabulated		50	50	50	50

3.3.2 Details to fill out the spreadsheet:

3.3.2.1 Type of call: This column shall contemplate the information from which carrier the call was originated, with the following grouping:

a) from other carriers (local)

b) from conventional carriers (local)

c) from mobile carriers (LDN)

d) from conventional carriers (LDN)

e) from BRT or Oi (intra-network) prepaid and postpaid (local)

3.3.2.2 Branch: this column shall detail the previous grouping by the state codes where the call originated from, based on the relation ANUF x UF, according to table Codes ANUF x UF attached.

3.3.2.3 Area Code: formatting shall not be necessary – informational.

3.3.2.4 Total Calls: shall list the number of calls made within the previous levels as established.

3.3.2.5 Total regular minutes: this column shall present the number of minutes for calls identified for the combination of a determined branch and CN (DDD) within the normal time grid considered Regular Rate.

3.3.2.6 Total minutes of reduced rates: this column shall present the number of minutes for calls identified for the combination of a determined branch and CN (DDD) within the time grid considered Reduced Rate, as detailed below:

a) Business days and Saturdays from 0:00 h to 7:00h and from 21:00 to 24:00h;

b) Sundays and national holidays: from 0:00 to 24:00h.

3.3.3 Provide reports for performance / period / type of content, as defined in the contract and SLA “Service Levels Agreement” (Addendum II).

3.3.4 Provide other reports and/or analyses every time they are requested by the CARRIERS for the adequate management of the service and the attractiveness in relation to the distribution of VOICE CONTENT in the VOICE PORTAL`s internal content channels.

3.3.5 The forms of integration and the needs for development and/or adjustments for such shall be tested and approved by the of CARRIERS and validated by the INTEGRATOR according to the conditions specified in the SLA or Service Quality Agreement, aiming at preparing an evidentiary document that demonstrates acquiescence by both parties.

Obligations of CARRIERS:

3.4 Provide the INTEGRATOR all technical information necessary for the integration of the service to the CARRIERS` systems, including supplying information on billing codes.

3.5 Inform the PROVIDER and the INTEGRATOR the access codes to the VOICE PORTAL. Access codes shall be used by the PROVIDER during the term of the contract.

IV – Technical Approach

4.1 Services provided shall be in compliance with the `Services Levels Agreement` signed between the parties and which is an integral part of this Contract.

V – General Provisions

Given the specificities of this Addendum, the complementary definitions, indications, or aspects treated in a specific form in this instrument shall be adopted as a complement to the general rules stipulated in the Contract.

VI. Term

The term for this instrument is the same as for the Contract.

ADDENDUM II – SERVICE LEVELS AGREEMENT (SLA)

This ADDENDUM is an integrating part of the contract to PROVIDE SERVICES OF CONTENT signed between TNL PCS S.A.; 14 BRASIL TELECOM CELULAR S.A. and REDE UNIÃO DE RÁDIO E TELEVISÃO; herein named “Contract”.

WHEREAS the Parties acknowledge that it is of mutual interest to establishe standards of performance and quality of the services and networks, specifying minimum levels to be followed by the INTEGRATOR.

WHEREAS that if the levels of service are not attained they will generate effective losses to the CARRIERS, existing thus the need to set responsibilities and penalties to the INTEGRATOR.

The parties resolve, in common accord to execute this Services Level Agreement (SLA) that shall be governed as provided for in the following clauses, terms and conditions:

1.	DEFINITIONS:

VOICE PORTAL: A channel for communication, relationships, and interactivity accessible by calling a certain access code made available by the CARRIERS.

VOICE CONTENT: Audio recordings related to the voice portal produced by the PROVIDER and licensed by the latter to the CARRIERS to be available in the VOICE PORTAL.

USERS: Clients of PMS and/or STFC providers who opt to access the VOICE CONTENT, available in the VOICE PORTAL, by calling the access code made available by the CARRIERS.

CARRIERS` SYSTEMS: Set of BRT and Oi systems that allow the transmission and in greater integration of the VOICE PORTAL service.

INTEGRATOR: the company that will perform management of the CARRIERS SYSTEMS with the objective of (I) allowing USERS to browse the VOICE CONTENT of the VOICE PORTAL, in addition to (ii) provide support. USERS in the utilization of the VOICE PORTAL.

2.	OBJECT
2.1	The object hereof is to establish standards of performance and quality that the INTEGRATOR shall maintain available to CARRIERS, in addition to establishing the obligations of the Parties as to the guarantee of availability of the VOICE CONTENT in the VOICE PORTAL.
2.1.1.	The characteristics of the service provide content is defined in the Contract to Provide Content, executed between PROVIDER and CARRIERS.

3.	INTEGRATOR's RESPONSIBILITIES:
3.1.	In addition to the obligations set forth in the Contract, the INTEGRATOR shall:
3.1.1	Manage the equipment used to make viable the scope of the Contract, with the objective of guaranteeing the functionality and its good performance;
3.1.2.	Provide the CARRIERS means so that they can collect and supervise alarms of performance failures in the platform;
3.1.3.	Provide assistance and support to inquiries and complaints related to the VOICE CONTENT available when made by conventional or mobile clients that access the VOICE PORTAL, when required by the CARRIERS.
3.1.3.1.	In the event that the consultations and complaints are made directly to the Client Relationship Centers of the CARRIERS, the INTEGRATOR hereby commits itself to answer questions, in writing, within a time period of 24 (twenty-four) hours.
3.1.4	Maintain technical support 24X7 (24 hours a day, seven days a week) in cases of interruption or failures detected in the services, with the goal of guaranteeing a high level of reliability and offering proactive action in the resolution of failures.
3.1.4.1.	CARRIERS shall contact the INTEGRATOR as provided for in Clause Six, above, ”Notification of Events”.
3.1.4.2.	INTEGRATOR shall notify the CARRIERS, any failure, disruption, malfunctioning or defect detected, when they affect directly or indirectly the services provided for in the purpose of this Contract or their access by USERS.
3.1.4.3.	The recovery of failures that may occur shall take place after an alarm in the INTEGRATOR’s or CARRIERS’ management systems go off or following a call or remittal of electronic mail by the CARRIERS, whichever occurs first, with the INTEGRATOR incurring all costs of repair and/or routine maintenance, without prejudice to deductions and penalties applicable in cases of disruption.
3.1.5	Provide regular reports, as provided for in item 5.10., above.
4.	RESPONSIBILITIES OF CARRIERS:
4.1.	In addition to the obligations provided for in the Contract, CARRIERS shall:
4.1.1.	Provide assistance to the INTEGRATOR, in the event of problems found in its own network, such as routers, firewalls, circuits, commutation and control central- CCCs, and cell sites.
4.1.2.	Supervise/monitor the INTEGRATOR`s services quality and possible abnormalities detected.
4.1.3.	Maintain a contact with the INTEGRATOR for the opening of calls and the solution of problems, as well as the follow-up on the steps for solution.

4.1.4	Insure access to the building and other facilities for employees of the INTEGRATOR duly screened and identified, where the equipment is installed, perform maintenance and repair tasks on the equipment.
5.	LEVELS OF SERVICE
5.1.	Availability rate refers to the availability of the CARRIERS` telecommunications network, in addition to the availability of the service to be provided by the INTEGRATOR.
5.1.1.	It is understood as “availability rate” the relation between the time at which the system presents specific technical and operational characteristics and the total time to be taken into account. The period of observation to be considered is the time between the first and the last date of the business month (30) days.
5.2.	The period of unavailability shall be determined monthly and shall be computed considering as the time the initial report of the problem was received and the end the time at which the solution was accepted by the CARRIERS, according to the communication process described in Clause Six – Notification of Events.
5.3.	It shall be deducted from such a period of unavailability, the lapse of time taken from the notification of the resolution of the problem and the acceptance of the solution by the CARRIERS.
5.4.	Cases resulting from acts of God or force majeure shall not be taken into account when tabulating the time services are available, as provided for in the sole paragraph of article 393 of the Civil Code and in the cases of scheduled and emergency interruptions for maintenance, as provided for in the SLA.
5.5.	The minimum availability for each one of these elements that make up the CARRIERS SYSTEMS shall be 99% (ninety-nine percent) per month, except when different and specific values are set for defined elements.
5.6.	There shall be an adjustment phase from the date the SLA goes into effect up to 90 days, in which the CARRIERS shall take into consideration the rates of availability as indicated below:
5.6.1.	Initial phase (D0): the initial phase will be from day 1 (one) to be 30 (thirty) of the execution of the SLA, where the service levels shall obtain a minimum of 96% (ninety-six percent) of availability.
5.6.2.	From the end of the Initial Phase (D0) up to 60 days from the execution of the SLA, considered the second phase, service levels are for security and shall obtain a level of 98% availability.
5.6.3.	At the end of the second phase up to 90 days from the execution of the SLA, service levels are definitive and shall have a minimum availability of 99%, as aforementioned in 5.5 above.

5.7.	Parties, hereby agree that, as necessary, they shall perform systematic tests on the equipment, so as to guarantee the standards of performance and quality and that those abide by, at a minimum, the performance specifications of the equipment manufacturer. Joint technical tests shall be scheduled with a minimum advance time of one week and performed at a time that does not affect the execution of the services to be determined in common agreement between the Parties.
5.8.	In addition to the systemic tests on equipment, the Parties agree that the INTEGRATOR shall respond to all requests for:
5.8.1.	Corrective Maintenance – which is the technical maintenance/intervention performed in order to correct the failures detected and that may be performed at any time, as the demand occurs, informing the CARRIERS immediately.
5.8.2.	Evolutional/Preventive Maintenance – which is the maintenance performed to update the system.
5.9.	The Parties agreed that the Service Levels to be provided to CARRIERS are those listed below, for each type of technical maintenance/intervention:
5.9.1	Corrective Maintenance:
Service Level Indicator	Calculation Mechanism	Gravity	Goal to Meet	Measuring Frequency
Problems resolved within time limit	Problems resolved within time limit in relation to the total number of problems resolved by priority	1	95%	Weekly
		2	90%	Weekly
		3	90%	Monthly
		4	90%	Monthly
Average deviation from resolution of problems	Percentage of average deviation in relation to time of resolution set for the total number of problems resolved in delay by priority	1	95%	Weekly
		2	90%	Weekly
		3	90%	Monthly
		4	90%	Monthly
Inquiry resolved within time limit	Percentage of inquiries resolved in time in relation to the total number of inquiries resolved		95%	Monthly
Average deviation from resolution of the inquiry	Percentage of average deviation in relation to time of resolution set for the total number of inquiries in delay		95%	Monthly

Gravity	Description	Timeframe
		Diagnostic	Solution (temporary or definitive)
1	Service unavailable and no alternative exists for Oi and BRT to perform the work. Services non-performed may result in loss of benefits or revenues by the company	1 hour	3 hours
2	Service is seriously affected or unavailable for a group of clients, and no alternative exists to perform the work.	2 hours	5 hours
3	Service to a specific client is affected, causing difficulty to perform normal work, alternative exist to perform the work	12 hours	12 hours
4	Service to a specific client is affected, alternatives exist to perform the work. Service non-performed shall not result in direct impact to the business.	24 hours	12 hours

5.9.2 Evolutional Maintenance

Service Rating Indicator	Calculation mechanisms	Goal to meet	Date of measurement
Requests estimated within time limit	Percentage of requests estimated within time frame in relation to the total estimated requests	95%	Monthly
Requests estimated within time limit	Percentage of finalized requests within time frame in relation to the total projected requests	95%	Monthly
Deviation from finalizing dates for development	Percentage of average deviation in relation to the projected finalizing date for the total requests not finalized within time frame	95%	Monthly
Requests with capacity documentation	Percentage of requests with capacity documentation perform in relation to the total requests with projected capacity material	95%	Monthly
Requests with functional and technical documentation	Percentage of requests with functional and technical documentation performed in relation to the total projected requests	95%	Monthly

5.9.3. Levels of Services to CARRIERS

PRIORITY Schedule
Priority	Type of Call
High	Loss of Revenue / Legal Loss /Loss to Client
Medium	Operational Loss
Low	Requests for Improvements

SERVICE Schedule
Priority	Service
High (1)	Follow-up – Oi and BRT ServiceDesk shall contact individual responsible for resolving the problem after one hour (from the date the call was opened) to obtain the status on the resolution of the problem.
Medium (2)	Follow-up – Oi and BRT ServiceDesk contact back individual responsible for resolving the problem after one business day (from the date the call was opened) to obtain the status on the resolution of the problem.
Low (3)	Oi and BRT ServiceDesk shall contact individual responsible for resolving after 24 hours (from the date the call was opened) to obtain the status on the resolution of the problem.

5.10. The INTEGRATOR shall monthly generate the following types of reports, according to the provisions in item 3.1.5. above:

5.10.1. Operational Performance Reports:

(i) Service Time per event;

(ii) Travel Time per event;

(iii) Solution Time per event;

(iv) Summary of Performance per type of event.

5.10.2. The reports mentioned in 5.10. shall we contain, at a minimum, the following descriptions: type of event (with date, time and priority), summary of request, description and solution (with date, time, priority), number failures identified, event number, person in charge and other information that may be relevant.

6. PENALTIES RELATED TO THE SERVICE LEVELS:

6.1. Penalties shall apply in cases of non-performance of service as provided for in the SLA, in their full rights. CARRIERS shall apply, on a monthly basis, the formula below, using the information corresponding to the previous month in order to determine the level of compliance:

ND = ( 1 – ( NC / Nco)) * 100

Where:

ND = Level of non- compliance

NC = Level of compliance ( as per SLA calculations)

Nco = Level compromised (as established in the SLA

6.2. After the Non-Compliance (ND) is calculated, the CARRIERS shall use the schedule below to apply the value to be deducted from the monthly invoice for services from PROVIDER, according to the percentages indicated:

Percentage of non-compliance of indicator	Penalties (% on the monthly invoice)
1% –5%	5%
5. 01% – 15%	10%
15.01% – 30%	15%
30.01% – 50%	25%
+ 50%	30%

6.3. When compliance level surpasses 50%, the CARRIERS may consider the contract and the current SLA, terminated, in full rights, without compensation.

5.3.1. Deductions shall not be made in the following instances:

(i) interruption scheduled by the CARRIERS.

(ii) interruption patently caused by failure of CARRIERS’ network.

(iii) interruption caused by acts of God or force majeure.

6.4. All penalties provided for in this Agreement shall be applied by the CARRIERS irrespective of prior notice to INTEGRATOR. The amount to be deducted for penalties detected shall be deducted directly from the invoices presented for payment for other credit that the CARRIERS have in its favor.

6.5. CARRIERS may terminate this SLA, by simple notice 30 days in advance, at its sole discretion and without being subject to any penalty, in the event that the INTEGRATOR fails to fulfill any of the indicators set forth in this instrument for two consecutive months or three alternate months during the term of this Agreement.

6.6. In the event that the CARRIERS are subject to sanctions, whether administratively or judicially, due to any issue related to the fulfillment of the terms this Agreement, including, but not limited to, for not reaching the goals stipulated or for low performance as to the quality of the services provided. The INTEGRATOR shall incur half other costs related to an eventual court award and the expenses related to the defense, as duly proven by the CARRIERS, provided liability or fault exists on the part of the INTEGRATOR.

7. NOTIFICATION OF OCCURRENCES:

7.1. Oi and BRT may notify the INTEGRATOR by the following means:

Name:
Address:
Telephone:
Fax:
E-mail:

7.2. Notifications sent by Oi or BRT, by any means, shall receive confirmation of delivery, which in the event that there made by telephone their immediate and in the case that there may by electronic means (e-mail) by the immediate return confirmation of receipt, which in both cases are irrespective of the level of the problem (high, medium, low).

7.2.1.	Any notification by email must contain in the field subject the classification of the problem (high, medium, low) and a summary description of the occurrence.

7.3. Any time INTEGRATOR receives a report of an event, its support shall issue a reference number to be used in all the communications related to the issue in question, which shall be informed by telephone and confirmed by electronic mail.

7.4. The CARRIERS shall have as a focal point the representative(s) indicated below, who shall notify PROVIDER of any events.

Name:
Address:
Telephone:
Fax:
E-mail:

7.4.1.	The representatives above indicated may appoint other collaborators of the CARRIERS as to anyto notify events and to follow up on their status.

7.5. The time of response for each notification is in the Service Schedule set forth in item 5.9.3 above and its sub-items.

8. GENERAL PROVISIONS:

8.1. This Agreement describes the level of service to be provided by INTEGRATOR for the CARRIERS. In the event that any conflict or inconsistency exists between the Agreement and the Contract, their Addenda and Additions, the provisions in the Contract shall prevail.

8.2. This Agreement may be amended at any time by the Parties, and such eventual amendments shall be made by additions, which shall be made an integral part of the present Agreement.

8.3. Any tolerance, by any of the Parties, as to the fulfillment of any of the causes of the present Agreement, shall mean mere discretion, not implying any novation.

9. TERM:

The term of this instrument is the same as the CONTRACT.